Exhibit 10.3

FIRST AMENDMENT TO

DEVELOPMENT AND LICENSE AGREEMENT

THIS FIRST AMENDMENT TO DEVELOPMENT AND LICENSE AGREEMENT (the "Amendment") is dated as of November 19, 2004, which Amendment shall become effective as of the effective date of that certain Second Amendment to the Agreement (as defined below) (the "Effective Date"), by and between NPS Pharmaceuticals, Inc. ("NPS") and Amgen Inc. ("Amgen"). NPS and Amgen are referred to in this Amendment individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, NPS and Amgen have previously entered into a Development and License Agreement effective as of December 27, 1995 (the "Agreement"); and

WHEREAS, NPS desires to sell certain rights under the Agreement and/or to contribute such rights to a wholly-owned subsidiary of a type sometimes referred to as a "Special Purpose Entity" or "Bankruptcy Remote Entity" for purposes of effecting a financing by such entity that would include the granting of a security in certain of such rights;

WHEREAS, NPS and Amgen now desire to amend certain provisions of the Agreement as provided for herein.

NOW THEREFORE, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. AMENDMENT

1.1 Section 7.6(A) is hereby amended by inserting the following at the end of the last sentence therein:

Effective upon Amgen's receipt of a written notice from NPS to the effect that NPS has sold or contributed the rights provided for under Section 17.3(B) to Royalty Sub, Amgen agrees to deliver all future payments to Royalty Sub or its Permitted Assignee, as applicable, and, subject to the provisions of Section 11.5, to deliver statements to Royalty Sub, in both cases unless and until Amgen receives a further written notice from Royalty Sub or any such Permitted Assignee, as applicable. Notwithstanding the foregoing or anything herein to the contrary, Amgen shall be entitled to offset or recoup against any payments due and payable to NPS, Royalty Sub or any Permitted Assignee under this Agreement any amounts payable by NPS to Amgen under this Agreement, including, without limitation, amounts payable under Section 13.

1.2 Section 7.7 is hereby amended by inserting the following at the end of the last sentence therein:

The report of the Certified Public Accountant pursuant to Section 7.6(C) shall be treated as Amgen Confidential Information. Notwithstanding any other provision in this Agreement, under no circumstances may the report of the Certified Public Accountant under Section 7.6(C) be provided to any Third Party which has not executed a Confidentiality Agreement.

1.3 Article 11 of the Agreement is hereby amended by inserting the following section:

11.5 Amgen Confidential Information.

(A) Disclosure by NPS. Notwithstanding Section 11.1 above, NPS or Royalty Sub may disclose only to a Lender, a prospective Lender or a Permitted Holder in connection with a Financing Transaction the Amgen Confidential Information identified below but only to the extent required in order for NPS or Royalty Sub to comply with its obligations under any agreement with the Lenders, provided, however, that any such Lender or prospective Lender must have executed a Confidentiality Agreement pursuant to Section 11.5(B) hereto prior to NPS or Royalty Sub furnishing such Lender or prospective Lender with any Amgen Confidential Information pursuant to this provision.

*Statements, reports and information provided by Amgen, or a certified public accountant designated in accordance with Section 7.6(C), pursuant to Section 7.6 of the Agreement.

(B) Confidentiality Agreements. Royalty Sub shall enter into a Confidentiality Agreement with Amgen. Any Lender, prospective Lender, or Third Party which intends to become a Permitted Holder shall execute and enter into a Confidentiality Agreement.

(C) No Security Interest in Amgen Confidential Information. Notwithstanding any other provision in this Agreement, NPS and Royalty Sub shall not grant any security interest in Amgen Confidential Information.

(D) Limitation on Duties to Disclose. Notwithstanding any other provision in this Agreement, Amgen, NPS and Royalty Sub shall have no obligation to disclose any

Confidential Information to any Third Party which has not entered into a Confidentiality Agreement.

(E) Royalty Sub's Right to Amgen Confidential Information. Provided Royalty Sub executes and performs under a Confidentiality Agreement pursuant to Section 11.5(B) and agrees that any information provided to Royalty Sub by Amgen pursuant to this provision shall remain Amgen Confidential Information, Amgen shall grant Royalty Sub access to Amgen Confidential Information as follows:

(i) Amgen shall provide Royalty Sub with a copy of all notices and/or statements from Amgen to NPS related to NPS's rights to receive Milestone Payments under Article 6 and receive Royalties under Article 7 and Section 14.3, including the statements under Section 7.6(A) setting forth, among other things, the Royalties due;

(ii) Amgen shall arrange for Royalty Sub to receive a copy of any report from an independent Certified Public Accountant appointed under Section 7.6(C); and

(iii) To the extent access to Amgen Confidential Information is required in order for Royalty Sub to comply with its obligations under any agreement with the Lenders, Amgen shall provide Royalty Sub with access to any Amgen Confidential Information other than as set forth in subparts (i) and (ii) above to which NPS would have had the right to access under this Agreement specifically relating to those rights sold and/or contributed to Royalty Sub as set forth in Section 17.3(B).

1.4 Section 13.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

13.2 Indemnification by NPS. NPS agrees to indemnify and hold harmless Amgen and its directors, officers, agents and employees from any and all liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) in connection with any claims, suits, action or judgments (i) for personal injury or property damage arising out of acts or omissions by NPS with respect to NPS Material, Licensed Technology, Governmental Approvals, Regulatory Filings and the Development Contracts prior to the Closing Date or arising out of acts or omissions of NPS with respect to its activities under this Agreement; (ii) for any breach of representations or warranty made to Amgen by NPS under this Agreement; and (iii) arising out of, relating to or resulting from (x) any and all Confidentiality Agreements entered into pursuant to this

Agreement; and (y) any sale, assignment, pledge, contribution, grant of a security interest or other transfer of the rights provided for under Section 17.3(B), except to the extent in either (i), (ii) or (iii) above that such claim arises from Amgen's willful misconduct or negligence, and except to the extent in clause (iii) above such claim arises from Amgen's breach of a covenant or of a representation or warranty contained in the Agreement.

1.5 Section 17.3 of the Agreement is hereby amended by titling the existing provision "17.3(A)" and by adding the following as Section 17.3(B):

(B) Notwithstanding Section 17.3(A), subject to Section 11.5(B), Amgen hereby agrees that NPS may sell, assign, pledge, contribute or otherwise transfer to Royalty Sub, NPS's right to: (i) receive Milestone Payments under Article 6, (ii) receive Royalties under Article 7 and Section 14.3, (iii) receive statements under Section 7.6(A) setting forth, among other things, the Royalties due, (iv) appoint an independent Certified Public Accountant and receive a report therefrom under Section 7.6(C) and (v) receive payments under Section 10.1, and at any time thereafter Royalty Sub may grant a security interest in the rights identified in clauses (i), (ii) and (v) above to or for the benefit of any Lender or Permitted Holder in connection with a Financing Transaction. Amgen's consent under this paragraph is subject to, and conditioned upon, as applicable, the following:

(1) No entity, other than Royalty Sub, will have the right to appoint an independent Certified Public Accountant or receive a report under Section 7.6(C);

(2) Amgen's consent will not be construed to permit the

assignment of any additional rights under this Agreement except as specified in this Section 17.3(B), the NPS Compounds, NPS/Amgen Compounds or Licensed Technology to any entity and NPS agrees not to sell, assign, pledge, contribute, transfer or grant any security interest in any of the foregoing so long as this Agreement remains in effect;

(3) Amgen does not waive any defenses, offsets, rights of recoupment or setoff, credits or other rights it may have under any other provisions of this Agreement, including with respect to any payments or liabilities otherwise due and payable to Amgen under this Agreement;

(4) NPS shall promptly notify Amgen of any notice received from Brigham and Women's relating to NPS' failure to meet its payment obligations under the Brigham and Women's Agreements in connection with sales of Compounds hereunder, and Amgen shall have the right to make such payments on behalf of NPS and offset any such payments made against any Royalties or other monies due and payable pursuant to Sections 7.6, 10.1 and 14.3 of the Agreement;

(5) NPS and Royalty Sub will include the following language in the private placement memorandum for the Financing Transaction: "Amgen, the licensee under the License Agreement, is not participating in this private placement. Amgen has not reviewed and is not responsible for the accuracy or completeness of any information contained in this Private Placement Memorandum. None of the Issuer, NPS, the Placement Agent or the Trustee has been afforded any opportunity to conduct due diligence inquiries regarding Amgen in connection with the private placement. Each prospective investor must rely on its own inquiry regarding Amgen and such other information as may be available to it.";

(6) NPS and Royalty Sub will include the following language (or substantively similar language) in any agreement pursuant to which an entity purchases Notes from Royalty Sub in connection with the Financing Transaction: "Purchaser acknowledges and agrees that Amgen is not a party to this transaction and has not participated in the preparation of any documents related thereto, including, without limitation, the private placement memorandum, and that Amgen makes no representations or warranties whatsoever with respect to the transactions contemplated by the private placement memorandum, including, without limitation, the issuance of notes by Royalty Sub, the value thereof or the risks associated therewith.";

(7) NPS and Royalty Sub will include the following language (or substantively similar language) in the indenture agreement to be entered into between Royalty Sub and the Trustee (as defined in the private placement memorandum for the Financing Transaction) (the "Indenture Agreement"): "Trustee acknowledges and agrees that information provided by Amgen to Trustee in connection with the Development and License Agreement between Amgen and NPS dated December 27, 1995 (as amended, the "License Agreement"), including, without limitation, any royalty statements and reports provided by or on behalf of Amgen pursuant to Section 7.6 of the License Agreement, are the confidential information of Amgen and will be subject to the confidentiality provisions of this Indenture Agreement and that Amgen is a third party beneficiary of such obligations." NPS and Royalty Sub shall also ensure that the Indenture Agreement contains confidentiality provisions that are at least as restrictive as the provisions of this Agreement;

(8) NPS and Royalty Sub shall ensure that, for so long as Amgen is obligated to file quarterly or annual reports pursuant to the Securities Exchange Act of 1934, as amended, the above-identified Trustee shall not disclose or provide access to any royalty statements pursuant to Section 7.6 of the Agreement provided to such Trustee to any Third Party until after such time as Amgen has filed its quarterly or annual report relating thereto;

(9) Royalty Sub shall and will cause Lenders and other entities participating in the Financing Transaction to agree to, offer or sell the Notes solely to Permitted Holders;

(10) Royalty Sub will not pledge or grant a security interest in the above described rights unless such pledge or security interest specifically provides that, unless the Agreement has terminated, no sale or transfer of the above described rights, in foreclosure or otherwise, shall be made other than to a Permitted Holder and such a Permitted Holder shall agree not to transfer the rights acquired except to another Permitted Holder;

(11) Royalty Sub will not issue any of its equity interests or equity securities to any Person other than NPS; and

(12) NPS will not pledge or grant a security interest in any equity interest or equity security of Royalty Sub unless such pledge or security interest specifically provides that, unless the Agreement has terminated, no sale of such equity interest or security, in foreclosure or otherwise, may be made other than to a Permitted Holder and such a Permitted Holder shall agree not to transfer the rights acquired except to another Permitted Holder. NPS will also cause the equity interests of Royalty Sub to be certificated and will cause the transfer restriction provided for in the previous sentence to be prominently marked on all such certificates.

1.6 NPS and Amgen agree that the Agreement currently creates a general intangible for NPS as defined in Article 9 of the Delaware Uniform Commercial Code. Although NPS seeks permission to sell or contribute its rights to receive Milestone Payments under Article 6, to receive Royalties under Article 7 and Section 14.3 and to receive payments under Section 10.1 to Royalty Sub which will in tum grant a security interest in such rights, the principal obligation of Amgen under the Agreement will continue to be its numerous duties relating to the development, manufacture and commercialization of Compounds. Amgen and NPS agree that Amgen's principal obligation under the Agreement is not and will not be a monetary obligation. Any consent of Amgen to this Amendment is expressly conditioned on Amgen being entitled to the continued protection against subsequent transfers afforded account debtors of general intangibles contained in Title 6, Article 9, Section 9-408(d) of the Delaware Uniform Commercial Code, or any corresponding provision of any applicable Uniform Commercial Code as enacted in any other state. Accordingly, Royalty Sub shall be at the time of transfer and shall remain a corporation chartered under the laws of the state of Delaware. As a condition to obtaining this amendment, NPS agrees that Royalty Sub will not change its corporate domicile nor merge into any entity in a State other than Delaware without the written consent of Amgen. To effectuate this provision, Article 17 of the Agreement is hereby amended by inserting the following section:

17.19 Additional Provisions. NPS agrees that Royalty Sub will not change its corporate domicile nor merge into any entity in a State other than Delaware without the written consent of Amgen. NPS further agrees that NPS will not sell or otherwise transfer its interest in Royalty Sub, except as provided in 17.3(B), without the written consent of Amgen.

1.7 Appendix A of the Agreement is hereby amended by adding the following definitions to the Glossary:

1.13(a) "Confidentiality Agreement" shall mean a confidential disclosure agreement executed by a (i) Lender, a prospective Lender, or any Third Party who intends to become a Permitted Holder, and (ii) Amgen or Royalty Sub so long as Amgen is identified as a beneficiary of such agreement with the right to enforce such agreement and in form substantially identical to Exhibit A to the First Amendment to this Agreement, dated November 19,2004.

1.16(a) "Financing Transaction" shall mean the transaction pursuant to which Royalty Sub will issue notes ("Notes") which are secured by the Milestone Payments and Royalties as generally described in the Cinacalcet PhaRMAsM Secured Floating Rate Notes due 2017 preliminary Private Placement Memorandum dated October 27, 2004.

1.23(a) "Lender" shall mean one or more individuals, financial institutions or institutional investors which are parties to the Financing Transaction and which are lending money to Royalty Sub which will be secured by Milestone Payments and Royalties payable hereunder.

1.48(a) "Royalty Sub" shall mean Cinacalcet Royalty Sub LLC, a

Delaware limited liability company and wholly-owned subsidiary of NPS.

1.39(a) "Permitted Assignee" shall mean any Person that acquires one or more of the rights identified in clauses (i), (ii) or (v) of Section 17.3(B), or a portion of such rights, from a Lender after such Lender has foreclosed on such rights, but only if such Person is a Permitted Holder.

1.39(b) "Permitted Holder" shall mean (i) NPS, (ii) Amgen, (iii) Royalty Sub or (iv) any Third Party who (a) is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products, (b) is not an Affiliate of any Third Party in such business and (c) has executed a Confidentiality Agreement.

1.8 All capitalized terms used in this Amendment, unless otherwise provided for herein, shall have the meaning ascribed to such terms in the Agreement.

2. GENERAL PROVISIONS

2.1 Except as expressly provided for in this Amendment, all of the terms, conditions and provisions of the Agreement remain unaltered and are in full force and effect, and as amended hereby the Agreement is hereby ratified and confirmed in all respects. The Agreement and this Amendment shall be read and construed as one Agreement.

2.2 If any provision of this Amendment is construed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

2.3 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart hereof.

2.4 Section and subsection headings in this Amendment are for convenience of reference only, do not constitute a part of this Amendment, and shall not affect its interpretation.

2.5 All words used in this Amendment shall be construed to be of such number and gender as the context requires or permits.

2.6 This Amendment may not be amended or modified orally, and shall be construed and interpreted according to the laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

2.7 NPS Representations.

In order to induce Amgen to enter into this Amendment, NPS makes the following representations and warranties to Amgen.

(a) The foregoing Amendment and the contemplated Financing Transaction will not allow or cause the disclosure of Amgen Confidential Information in violation of Article 11 of the Agreement, either now or in the future.

(b) The representations made to Amgen by NPS and its agents with respect to the Financing Transaction and the applicable interpretations of governing law are true and correct in all material respects.

(c) There are no material facts with respect to the Financing Transaction which would adversely impact Amgen that have not been disclosed to Amgen.

[Signature Page Follows]

The Parties have caused this Amendment to be executed as of the Effective Date by signature of their duly authorized representatives.

NPS PHARMACEUTICALS, INC.	AMGEN INC.
By: /s/ Gerard Michel	By: /s/ Steven Schoch
Name: Gerard Michel Title: CFO, Vice President Business Development	Name: Steven Schoch Title: Vice President Finance & Controller

EXHIBIT A

CONFIDENTIAL DISCLOSURE AGREEMENT

_______________ hereinafter referred to as ("Recipient") acknowledges and agrees that all Confidential Information (as defined below) provided to Recipient by NPS Pharmaceuticals, Inc., its affiliates (collectively, "NPS") or Amgen Inc. ("Amgen") (as applicable, "Discloser") is considered to be proprietary and confidential information of Amgen.

Recipient agrees to take all reasonable precautions necessary to keep Confidential Information confidential, which precautions shall be no less stringent than those which Recipient employs to protect its own confidential information.

Recipient hereby represents and warranties that it is not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products. Recipient hereby represents and warranties that it is not an affiliate of an entity, other than NPS or Amgen, which is in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products. [NOTE: With respect to any Lender, the provisions of this paragraph may be included in the Note purchase agreement with such Lender (as described in the private placement memorandum for the Financing Transaction) rather than in this agreement, provided such purchase agreement provides that Amgen is a third-party beneficiary with respect to such provisions.]

Recipient shall not disclose to any third party other than as set forth below and shall not use for any purpose other than discussions, analysis and evaluation of NPS's royalty receivables under the License Agreement (as defined below), due diligence related to the above and Recipient's rights and obligations under any grant of a security interest by NPS (the "Purpose") any Confidential Information without the prior written consent of Amgen.

"Confidential Information" as used herein means all confidential and proprietary information of Amgen related to that certain Development and License Agreement by and between NPS and Amgen effective as of December 27, 1995 (the "License Agreement"), including but not limited to product sales and royalties paid under the License Agreement, the business and operations of Amgen, Amgen finances, and such other information as may be provided by NPS or Amgen; provided, however, that Confidential Information shall not include any information that:

(a) was already known to Recipient, as evidenced by its contemporaneous written records, at the time of disclosure by Discloser;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to Recipient;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of Recipient; or

(d) was disclosed to Recipient by a third party who had no obligation to Discloser not to disclose such information to others.

Recipient shall limit access to Confidential Information received hereunder to (i) the directors, officers and employees of Recipient, (ii) its legal and financial advisors, and (iii) its lenders, their fiduciaries and prospective equity investors, each to whom disclosure of Confidential

Information is necessary for the Purpose; provided, however, that in each case such party has expressly agreed to maintain such Confidential Information in confidence under terms and conditions substantially identical to this Confidential Disclosure Agreement ("Agreement").

Recipient agrees that, by entering into this Agreement, Amgen agrees only to the disclosure of Confidential Information as permitted and to the extent set forth in this Agreement, and Amgen does not expressly or impliedly waive any rights, whether contractual or otherwise, Amgen has or may have under or in connection with the License Agreement or otherwise with respect to Recipient. Recipient agrees that Amgen has no responsibility whatsoever for any reliance on Confidential Information by Recipient or by any person to whom the Confidential Information is disclosed in connection with this Agreement (together with Recipient, "Recipient Parties"), whether related to the Purpose or otherwise. Without limiting the generality of the foregoing, Recipient agrees that Amgen makes no representation or warranty whatsoever to any Recipient Party with respect to Confidential Information or its suitability for the Purpose. Recipient further agrees that no Recipient Party shall acquire any rights against Amgen or any employee, officer, director, representative or agent of Amgen (together with Amgen, "Amgen Parties") as a result of the disclosure of Confidential Information to any Recipient Party and that no Amgen Party has any duty, responsibility, liability or obligation to any Recipient Party as a result of any such disclosure.

In the event Recipient is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, Recipient may disclose such Confidential Information only to the extent necessary for such compliance, provided, however, that Recipient shall give Amgen reasonable advance written notice of any such disclosure or proceeding in which such disclosure may be required so as to afford Amgen a full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with Amgen in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure. Recipient represents and warrants to Amgen that Recipient is not aware of any applicable law or regulation that Recipient reasonably foresees will require the disclosure of any Confidential Information, other than to a Recipient Party as permitted hereunder and pursuant to the terms hereof.

This Agreement may not be amended without Amgen's prior written consent which Amgen may, at its sole discretion, withhold. [NOTE: With respect to any Lender, the provisions of this paragraph may be included in the Note purchase agreement with such Lender (as described in the private placement memorandum for the Financing Transaction) rather than in this agreement, provided such purchase agreement provides that Amgen is a third-party beneficiary with respect to such provisions.]

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IN WITNESS WHEREOF, Recipient has caused this Agreement to be duly executed by its authorized officer as of the day and year written below.

RECIPIENT

____________________________
Name: _______________________

Title: _________________________
Dated: ________________________

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